                     EXHIBIT 10.10 - ERIE INDEMNITY COMPANY
                           DEFERRED COMPENSATION PLAN
                              FOR OUTSIDE DIRECTORS

                 (AS AMENDED AND RESTATED AS OF APRIL 30, 2002)

                                   ARTICLE ONE

                                  INTRODUCTION

This Deferred Compensation Plan (the "Plan") is an unfunded, non-qualified, deferred compensation arrangement created for outside directors of Erie Indemnity Company. It is intended that the Plan will aid in retaining and attracting outside directors of exceptional ability by providing such directors with a vehicle for deferring director's compensation until retirement from the Board of Directors of Erie Indemnity Company.

The Plan was effective as of May 1, 1997 and has been amended thereafter. This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. This amendment and restatement is generally effective as of April 30, 2002. However, certain provisions of this amendment and restatement are effective as of some other date. The provisions of this amendment and restatement with stated effective dates prior to April 30, 2002, shall be deemed to amend the corresponding provisions, if any, of the Plan as in effect before this amendment and restatement and all amendments thereto as of such dates. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan as in effect on the date of the event.

                                   ARTICLE TWO

                                   DEFINITIONS

The following words or phrases are defined terms whenever they appear in the
Plan:

2.1 "Administrator" shall mean the person or committee, appointed by the Board, who shall be responsible for the functions assigned to him under the Plan.

2.2 "Amendment Form" shall mean the Amendment Form described in Section 8.3.

2.3 "Annual Share Credit" shall mean the Share Credit addition determined under
Section 7.2.

2.4 "Beneficiary" shall mean the individual(s) or trust(s) selected by a Participant to receive payment of amounts credited under the Plan in the event of the Participant's death, as evidenced by the most recent, properly completed and executed, Beneficiary designation which the Participant has delivered to the Administrator prior to the Participant's death. A Participant may make separate Beneficiary designations for those amounts credited to the Deferred Stock Account maintained on his behalf and to any Total Deferred Cash Account maintained on his behalf. A Participant may change his Beneficiary at any time by delivering a new designation of Beneficiary to the Administrator on such form or forms as may be satisfactory to the


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Administrator. A new designation of Beneficiary shall be effective upon receipt by the Administrator of the completed designation. As of such effective date, the new designation shall divest any Beneficiary named in a prior designation in that interest indicated in the prior designation. If no Beneficiary designation is in effect on the death of the Participant, or if all designated Beneficiaries have predeceased the Participant, any payments to be made under the Plan on account of the Participant's death shall be paid to the estate of the Participant.

2.5 "Board" shall mean the Board of Directors of the Erie Indemnity Company.

2.6 "Board Compensation" shall mean the remuneration, expressed in terms of a cash amount, earned by a Director for service on the Board including, without limitation, a retainer, meeting fees and chairperson's fees.

2.7 "Board Tenure Year" shall mean the period which, in reference to any given calendar year, begins on the date of the Company's annual shareholder meeting held in such year and ends on the day before the Company's annual shareholder meeting held in the immediately following calendar year.

2.8 "Committee" shall mean the Executive Development and Compensation Committee of the Board or its successor, as designated by the Board.

2.9 "Common Stock" shall mean the Class A common stock of the Company.

2.10 "Company" shall mean the Erie Indemnity Company, a Pennsylvania business corporation.

2.11 "Deferred Compensation Account" shall mean the bookkeeping account described in Section 4.2.

2.12 "Deferred Stock Account" shall mean the bookkeeping account described in Article Seven.

2.13 "Director" shall mean a member of the Board.

2.14 "Dividend Equivalent Credit" shall mean the Share Credit addition determined under Section 7.3.

2.15 "Election Form" shall mean the Participation Election Form described in
Section 3.2.

2.16 "Employee" shall mean a person engaged in performing services for the Company, its affiliates or subsidiaries, as an exempt or non-exempt full-time employee, as defined by the Company's Corporate Personnel Manual, as in existence at the time of determination, and not as an independent contractor.

2.17 "Hypothetical Interest" shall mean the gains and losses credited to a Participant's Deferred Compensation Account and/or Retirement Plan Transfer Account in accordance with Article Six.

2.18 "Outside Director" shall mean:


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      a)  A Director who is not an Employee or officer of the Company, its affiliates or subsidiaries; and

      b) Solely for the purpose of applying those provisions of the Plan pertaining to the transfer of a Retirement Plan Transfer Credit and the maintenance of a Retirement Plan Transfer Account, "Outside Director" shall also include any individual who was a Director on May 1, 1997 but not an Outside Director (within the meaning of paragraph (a) above) as of such date.

2.19 "Participant" shall mean each Outside Director who participates in the Plan in accordance with the terms and conditions of the Plan.

2.20 "Plan" shall mean the Erie Indemnity Company Deferred Compensation Plan for Outside Directors, including any amendments hereto.

2.21 "Retirement Plan" shall mean the Erie Indemnity Company Retirement Plan for Outside Directors, effective as of January 1, 1991 and as amended thereafter.

2.22 "Retirement Plan Transfer Account" shall mean the bookkeeping account described in Section 5.3.

2.23 "Retirement Plan Transfer Credit" shall mean the contribution credit determined under Section 5.1.

2.24 "Retirement Plan Transfer Vesting Date" shall mean the date on which a Participant officially stops serving on the Board for reasons other than the Participant's death, provided such date follows the Participant's attainment of age 65 and completion of five Years of Board Service.

2.25 "Share Credit" shall mean the separate, identifiable units accumulated within a Participant's Deferred Stock Account attributable to Annual Share Credits and Dividend Equivalent Credits.

2.26 "Share Credit Allocation Date" shall mean, with respect to any Board Tenure Year, the business day next following the first day of such Board Tenure Year; provided, however, that in reference to any individual who becomes an Outside Director on any day other than the first day of a given Board Tenure year, the Share Credit Allocation Date relative to such year shall mean the business day next following the day on which the individual becomes an Outside Director.

2.27 "Total Deferred Cash Account" shall mean the sum of the amounts credited under any Deferred Compensation Account and any Retirement Plan Transfer Account maintained on behalf of a Participant.

2.28 "Valuation Date" shall mean the close of business as of each business day.

2.29 "Vested" shall mean, as of any given date, the portion of the Deferred Stock Account and/or the Total Deferred Cash Account maintained on behalf of a Participant which is then 100% vested and nonforfeitable, as determined under Sections 4.2, 5.3, and Article Seven hereof.


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2.30 "Year of Board Service" shall mean each Board Tenure Year during which a
Director has served on the Board, including, for Directors on the Board as of May 1, 1997, all Years of Board Service prior to the adoption of the Plan.

                                  ARTICLE THREE

                                  PARTICIPATION

3.1  ELIGIBILITY AND PARTICIPATION

     a) Effective as of May 1, 2002, all Outside Directors then in Board service shall participate in the Plan. Any individual who becomes an Outside Director after May 1, 2002 shall participate in the Plan as of the Share Credit Allocation Date next following the date as of which the individual becomes an Outside Director. As a condition of participation, each Outside Director shall deliver to the Administrator properly completed and executed elections as described in Section 3.2.

     b) Each Outside Director is eligible to participate in the Board Compensation deferral provisions of the Plan and may choose to defer Board Compensation in accordance with the provisions of Section 4.1.

3.2  PARTICIPATION ELECTION FORM

An Outside Director shall deliver to the Administrator the following elections, to be made on such Election Form or Forms as the Administrator, in its discretion, shall prescribe:

     a) The method by which amounts credited to the Participant's Deferred Stock Account and, separately, any Total Deferred Cash Account is to be paid;

     b) The date, following the Participant's official termination of service on the Board, as of which payment of amounts credited to the Participant's Deferred Stock Account and, separately, any Total Deferred Cash Account is to occur (in the event of a lump sum distribution) or commence (in the event of distribution in installments); and

     c) The Beneficiary to whom payments of amounts credited to the Participant's Deferred Stock Account, and separately, any Total Deferred Cash Account will be made in the event of the Participant's death.

In addition, an Outside Director on whose behalf a Total Deferred Cash Account is being maintained shall also be required to complete and deliver to the Administrator the investment designation described in Section 6.2.

The elections under paragraphs (a) and (b) shall be irrevocable except as provided in Section 8.3 hereof. The election under paragraph (c) may be changed as provided in Section 2.4.


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                                  ARTICLE FOUR

                           BOARD COMPENSATION DEFERRED

4.1  DEFERRED COMPENSATION ELECTION

A Participant who is an Outside Director as described in Section 2.18(a) may elect to defer Board Compensation for a given calendar year by delivering a properly completed and executed Election Form to the Administrator by the end of the calendar year which precedes the given calendar year in which the election is to be effective. Such Election Form shall state, in 10% increments from 10% to 100%, the percentage of Board Compensation to be deferred. Such deferral election shall be irrevocable as of the January 1 of the calendar year to which the election applies. Such deferral election shall terminate as to all Board Compensation earned after such calendar year.

4.2  DEFERRED COMPENSATION ACCOUNT

A Deferred Compensation Account shall be established for each Outside Director who properly completes and executes an Election Form on which he elects to defer Board Compensation. The Board Compensation which each Participant defers and Hypothetical Interest earned on such Board Compensation (as provided in Section 6.1) shall be credited to this Deferred Compensation Account. Board Compensation deferred under this Plan shall be credited to the Participant's Deferred Compensation Account as of the date such compensation would otherwise have been payable to the Participant. A Participant's Deferred Compensation Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account. A Participant's interest in the Deferred Compensation Account maintained on his behalf shall be Vested at all times.

                                  ARTICLE FIVE

                       TRANSFER OF RETIREMENT PLAN CREDIT

5.1  RETIREMENT PLAN TRANSFER ELECTION

     a) The Company has recorded a contribution credit under the Plan on behalf of each Outside Director who satisfied the criteria set forth in paragraph (b) of this Section 5.1. Such contribution credit is referred to herein as the Retirement Plan Transfer Credit, was recorded as of December 31, 1997 and, except as provided in Section 6.1(b), was equal to the amount individually determined under Section 5.2.

     b) An Outside Director was entitled to a Retirement Plan Transfer Credit if:


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     (i)  The Outside Director was an Outside Director, as described in Section
          2.18(a) or Section 2.18(b), on May 1, 1997; and

     (ii) During the period beginning June 17, 1997 and ending August 1, 1997, the Outside Director elected to have the Retirement Plan Transfer Credit recorded on his behalf under the Plan in lieu of any continuing interest under the Retirement Plan.

5.2  RETIREMENT PLAN TRANSFER CREDIT

     a) The Retirement Plan Transfer Credit with respect to an Outside Director who (i) satisfied the criteria set forth in Section 5.1 and
          (ii) was considered an "Eligible Director" under the terms of the Retirement Plan as in effect on May 1, 1997 was the actuarial present value (as defined in paragraph (c) below) of the retirement benefit accrued by the Outside Director under the Retirement Plan as of May 1, 1997.

     b) The Retirement Plan Transfer Credit with respect to an Outside Director who (i) satisfied the criteria set forth in Section 5.1 and
          (ii) was not considered an "Eligible Director" under the terms of the Retirement Plan as in effect on May 1, 1997 was the actuarial present value of the deemed retirement benefit (as hereinafter defined) of the Outside Director under the Retirement Plan as of May 1, 1997. For purposes hereof, the "deemed retirement benefit" shall mean the retirement benefit which the Outside Director would have accrued under the Retirement Plan as of May 1, 1997 had participation in such Retirement Plan not been limited to "Eligible Directors" as therein defined (such deemed retirement benefit being based on the Outside Director's "Years of Board Service" as of May 1, 1997, as defined in the Retirement Plan and determined on the basis of full years and calendar quarters of such service, and the retainer in effect as of May 1, 1997).

     c) For purposes of this Section 5.2, "actuarial present value" shall mean the single sum value of a retirement benefit (or deemed retirement benefit), determined as of May 1, 1997, by using the 1983 Group Annuity Mortality Table (50% male/50% female) and an interest rate of seven percent.

5.3  RETIREMENT PLAN TRANSFER ACCOUNT

A Retirement Plan Transfer Account has been established for each Outside Director described in Section 5.1(b). The Retirement Plan Transfer Credit and Hypothetical Interest earned on such Retirement Plan Transfer Credit shall be recorded in this Retirement Plan Transfer Account. A Participant's Retirement Plan Transfer Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account. Notwithstanding any provision of the Plan to the contrary, a Participant's interest in the Retirement Plan Transfer Account maintained on his behalf shall be forfeited in its entirety in the event the Participant's service as a Director is terminated for any reason (including death) prior to the Participant's attainment of his Retirement Plan Transfer Vesting Date. Upon attainment of his Retirement Plan Transfer Vesting Date, a Participant's interest in such Retirement Plan Transfer Account shall become Vested.


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                                   ARTICLE SIX

               CREDITS TO PARTICIPANT TOTAL DEFERRED CASH ACCOUNTS

6.1  HYPOTHETICAL INTEREST

     a) The Total Deferred Cash Account maintained on behalf of a Participant under the Plan will be credited with Hypothetical Interest. The Hypothetical Interest shall be credited as of each Valuation Date on the amount credited to the Participant's Total Deferred Cash Account on such Valuation Date in accordance with the valuation procedure adopted by the Administrator. The Hypothetical Interest to be credited to each Total Deferred Cash Account shall be determined by the Administrator and computed in reference to the appreciation or depreciation experienced since the immediately preceding Valuation Date by the hypothetical investment funds which the Administrator may offer to Participants under Section 6.2. For any given period, Hypothetical Interest may be a positive or a negative figure. The crediting of Hypothetical Interest shall occur so long as there is a balance in the Participant's Total Deferred Cash Account regardless of whether the Participant has terminated service with the Board or has died. The Administrator may prescribe any reasonable method or procedure for the accounting of Hypothetical Interest.

     b)  Notwithstanding any provision of this Article Six to the contrary:

         (i) The Retirement Plan Transfer Credit, determined under Section 5.2 and recorded as of December 31, 1997 on behalf of an Outside Director described in Section 5.1(b), was increased with Hypothetical Interest for the period beginning on May 1, 1997 and ending on December 31, 1997; and

         (ii) For purposes of subparagraph (i) above, "Hypothetical Interest" was in reference to the interest, compounded on a daily basis, at the rate or rates in effect during the period beginning on May 1, 1997 and ending December 31, 1997, as declared by the Board of Directors of Erie Family Life Insurance Company on the Erie Family Life Insurance Company deposit administration group annuity contract held by the trustee of the Erie Insurance Group Employee Savings Plan.

6.2  PARTICIPANT INVESTMENT DESIGNATION

     a) A Participant (and any Outside Director first electing to participate in the Plan) may designate on such form or forms as may be satisfactory to the Administrator, that portion of his future deferred compensation and, separately, that portion of any existing Total Deferred Cash Account maintained on his behalf which shall be credited with Hypothetical Interest in reference to each of the hypothetical investment funds that may be offered by the Administrator, in the discretion of the Administrator. Such designations may specify, in 1% increments, the percentages to be credited in reference to each of the hypothetical investment funds offered. Such designations may remain in effect until the Participant submits a new designation within such time and in accordance with such means as is determined pursuant to a uniform policy adopted by the Administrator. Under such policy, new designations may be made as to (i) future deferred compensation



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         and/or (ii) any existing Total Deferred Cash Account, provided that separate designations as to the crediting of a Deferred Compensation Account and a Retirement Plan Transfer Account shall not be available. All new designations shall be effective as of a given date specified by the Administrator. In the event a Participant fails to make an effective designation under this Section 6.2(a), the Administrator, acting in its discretion, shall make such designation on behalf of the Participant.

     b) In accepting participation in the Plan, a Participant agrees on behalf of himself and his Beneficiary to assume all risk in connection with any decrease in value of the hypothetical investment funds in reference to which Hypothetical Interest is credited to the Participant's Total Deferred Cash Account. The Company and the Administrator shall not be liable to any Participant or Beneficiary for the under-performance of any hypothetical investment fund offered under the Plan.

     c) The Administrator may, in its discretion, offer additional hypothetical investment funds to Participants and may cease to offer any such fund at such time as it deems appropriate. In the event the Administrator decides to discontinue offering an investment fund under the Plan, those Participants on whose behalf Hypothetical Interest is then being credited on the basis of the discontinued hypothetical investment fund shall be required to designate, from such selection of hypothetical funds as may be offered by the Administrator, a hypothetical fund or funds as a replacement for the hypothetical investment fund being discontinued. Such designation shall be made in accordance with Section 6.2(a) hereof. Hypothetical Interest credited on behalf of any Participant who is affected by the discontinuation of a hypothetical investment fund but who fails to make the replacement designation provided in this Section 6.2(c) shall mirror, to the extent of the Participant's interest in such discontinued fund, such hypothetical investment fund or funds as the Administrator may choose in its discretion.

     d) Notwithstanding any provision of the Plan to the contrary, the eligibility of a Participant to make any designation under this
         Section 6.2 shall not be construed as to provide any Participant or any other person with a beneficial ownership interest in any Company assets. Title to and beneficial ownership of any assets which the Company may earmark to pay the contingent deferred compensation hereunder shall at all times remain in the Company. The Participant, his Beneficiary and any heirs, successors or assigns shall not have any legal or equitable right, interest or control over or any property interest whatsoever in any specific assets of the Company or any Affiliate on account of having an interest under the Plan. Any and all of the Company's assets, and any life insurance policies, annuity contracts or the proceeds therefrom which may be acquired by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company. In no event shall the Company be required to purchase any specific shares or interest in any investment fund.

6.3 STATEMENTS

Statements will be sent to each Participant as to the balance of his Total Deferred Cash Account at least once each calendar year.


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                                  ARTICLE SEVEN

                           CREDITING OF DEFERRED STOCK

7.1 DEFERRED STOCK ACCOUNT

A Deferred Stock Account shall be established for each Outside Director to which shall be credited the amounts described in Section 7.2 and 7.3.

7.2 ANNUAL SHARE CREDIT

With respect to each Board Tenure Year during which the Director is an Outside Director, the Deferred Stock Account maintained on such Participant's behalf shall be credited with an Annual Share Credit, effective as of the Share Credit Allocation Date. For any given Board Tenure Year, the Annual Share Credit made to an Outside Director's Deferred Stock Account shall be equal to the quotient obtained by dividing the Outside Director's annual retainer for the given year by the closing price of Common Stock on the Share Credit Allocation Date. A Participant's interest in the Annual Share Credit attributable to any given Board Tenure Year shall vest in accordance with the following schedule:


                                                                                           VESTED PERCENTAGE IN
                                 DATE OF RETIREMENT OR                                      THAT YEAR'S ANNUAL
                              TERMINATION OF BOARD SERVICE                                      SHARE CREDIT
                              ----------------------------                                      ------------
    Before last day of third full month of given Board Tenure Year                                   0%

    After last day of third full month of given Board Tenure Year but before last                   25%
    day of sixth full month of given Board Tenure Year

    After last day of sixth full month of given Board Tenure Year but before last                   50%
    day of ninth full month of given Board Tenure Year

    After last day of ninth full month of given Board Tenure Year but before the                    75%
    earlier of (i) the twelfth full month of given Board Tenure Year or (ii) the date on which begins the immediately following Board Tenure Year.

    On or after the earlier of (i) the twelfth full month of given Board Tenure                    100%
    Year or (ii) the date on which begins the immediately following Board Tenure
    Year.

7.3 DIVIDEND EQUIVALENT CREDIT

For each quarterly period (i) with respect to which a dividend is paid on Common Stock, and (ii) in which there is a balance in the Deferred Stock Account maintained on behalf of a Participant as of the record date applicable to the dividend paid on Common Stock (regardless of


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whether the Participant has terminated service with the Board or has died), a
Participant's Deferred Stock Account shall be credited with a Dividend Equivalent Credit. The Dividend Equivalent Credit for any such quarterly period shall be credited as of the date on which the dividend is paid on Common Stock for such quarterly period. For any such applicable quarterly period, the Dividend Equivalent Credit made to a Participant's Deferred Stock Account shall be determined as follows:

     a) A dividend credit is determined, expressed in cash, equal to the product of:

         (i) The dividend payable by the Company on one share of Common Stock for such quarterly period; and

         (ii) The number of full, accumulated Share Credits credited to the Participant's Deferred Stock Account as of the Common Stock dividend record date applicable to such quarterly period.

     b) The dividend credit determined in paragraph (a) above will immediately be converted into a Share Credit by dividing such cash dividend credit by the closing price of Common Stock on the date on which the dividend is paid on Common Stock for such quarterly period.

No Dividend Equivalent Credit will be made with respect to a partial Share
Credit.

A Participant's interest in the Share Credits attributable to Dividend Equivalent Credits shall be Vested at all times.

7.4 AGGREGATION OF PARTIAL SHARE CREDITS

Effective as of each Share Credit Allocation Date and each Common Stock dividend record date with respect to which Dividend Equivalent Credits are made, any partial Share Credits then credited to a Participant's Deferred Stock Account shall be aggregated in such manner as the Administrator shall provide to constitute full Share Credits.

7.5 ADJUSTMENT TO SHARE CREDITS

Share Credits maintained on behalf of a Participant hereunder shall be subject to appropriate adjustment by the Administrator in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date Share Credits are credited hereunder.


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7.6 PURPOSE OF PARTICIPANT'S DEFERRED STOCK ACCOUNT

A Participant's Deferred Stock Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account. Statements will be sent to each Participant as to the balance of his Deferred Stock Account at least once each calendar year.

                                  ARTICLE EIGHT

                      PAYMENT OF DEFERRED STOCK ACCOUNT AND
                           TOTAL DEFERRED CASH ACCOUNT

8.1  PAYMENT

Upon termination of service with the Board, the amounts represented by the balances credited to the Participant's Vested Deferred Stock Account and Vested Total Deferred Cash Account shall be paid to him by the Company according to the method and at the times selected by the Participant in his Election Form or, if applicable, in the most recent, properly executed and effective Amendment Form(s) which the Participant has delivered to the Administrator prior to the Participant's termination of Board service. A Participant may make independent elections under this Article Eight applicable to (i) the Vested Deferred Stock Account maintained on his behalf and (ii) the Vested Total Deferred Cash Account maintained on his behalf.

8.2  METHODS OF PAYMENT

     a) A Participant may elect one of the following methods of payment for the amounts represented by his Vested Deferred Stock Account:

         (i)  A lump sum distribution; or

         (ii) Payments in approximately equal annual installments for a period not to exceed 10 years.

         Payments of the distributable amount represented by all or a portion of the balance in the Participant's Vested Deferred Stock Account will be made in shares of Common Stock equal to the number of full Share Credits comprising the distributable amount that are then credited to the Participant's Vested Deferred Stock Account, with fractional Share Credits comprising the distributable amount payable in cash.

     b) A Participant may elect any one of the following methods of payment for the amounts represented by his Vested Total Deferred Cash Account:

         (i)  A lump sum distribution;

         (ii) Payment in approximately equal annual installments for a period not to exceed 10 years; or


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         (iii) Payment in approximately equal monthly installments for a period not to exceed 10 years.

         Payments of the distributable amount represented by all or a portion of the balance in the Participant's Vested Total Deferred Cash Account shall be made in cash.

     c) In the event the Participant dies before receiving the entire distribution to which he is entitled under the Plan, the provisions of
         Section 8.4 shall apply.

8.3  AMENDMENT TO PAYMENT ELECTION

A Participant who is an active Director may request to defer the date at which payment of the amount represented by his Vested Deferred Stock Account and/or Vested Total Deferred Cash Account will occur (or commence) and may request a change in his elected method of payment by submitting a properly completed and executed Amendment Form to the Administrator which indicates the period of additional deferral and/or the desired method of payment; provided, however:

     a) Such request of additional deferral or alternative method of payment shall be subject to the Administrator's power, to be exercised at the Administrator's discretion, to direct that payment of the amount represented by the Participant's Vested Deferred Stock Account and/or Vested Total Deferred Cash Account will occur or commence, or will be paid under a method, in accordance with the Participant's election(s) on a previously delivered Amendment Form or on the Participant's Election Form; and

     b) In no event shall any requested additional deferral or alternative method of payment become effective unless the Amendment Form evidencing such request is submitted to, and approved by, the Administrator at least twelve months prior to the date payment of the amount represented by the Vested Deferred Stock Account and/or Vested Total Deferred Cash Account would otherwise have occurred or commenced under the Election Form or Amendment Form in effect on the date the Participant requests the additional deferral or alternative method of payment.

     A Participant may make separate requests under this Section 8.3 applicable to the Vested Deferred Stock Account maintained on his behalf and to any Total Deferred Cash Account maintained on his behalf.

8.4  PAYMENT UPON DEATH OF PARTICIPANT

     a) In the event of a Participant's death prior to his Retirement Plan Transfer Vesting Date, the amount represented by the Participant's Deferred Compensation Account and the amount represented by the Participant's Vested Deferred Stock Account shall be paid by the Company to the Participant's Beneficiary or Beneficiaries as soon as practicable in the form of a lump sum. Any amount represented by the balance credited to the Participant's



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         Retirement Plan Transfer Account shall be forfeited upon the
         Participant's death.

     b) In the event of a Participant's death on or after his Retirement Plan Transfer Vesting Date, the amount represented by the Participant's Vested Deferred Stock Account and the amount represented by the Participant's Vested Total Deferred Cash Account shall be paid by the Company to the Participant's Beneficiary or Beneficiaries as soon as practicable in the form of a lump sum.

     c) Payment of the distributable amount represented by the deceased Participant's Vested Deferred Stock Account will be made in shares of Common Stock equal to the number of full Share Credits credited to such account as of the payment date, with fractional Share Credits payable in cash.

8.5  EMERGENCY CIRCUMSTANCES

Notwithstanding any other provision of this Plan, if the Committee determines, after consideration of a Participant's application, that the Participant has a financial necessity of such a substantial nature that a current payment of compensation deferred under this Plan is warranted, the Committee may in its sole and absolute discretion direct that all or a portion of the Participant's Deferred Compensation Account balance be paid to him. The payment shall be made in the manner and at the times specified by the Committee for payment; provided, however, such payment shall not be in excess of that amount which is, in the discretion of the Committee, required to satisfy the financial necessity. In making determinations under this Section 8.5, no member of the Committee shall vote with respect to any application made by the Committee member under this Section.

                                  ARTICLE NINE

                          AMENDMENT AND DISCONTINUANCE

The Company expects to continue the Plan indefinitely, but reserves the right to amend or discontinue the Plan at any time, if, in its sole judgment, such amendment or discontinuance is necessary or desirable. Any such amendment or discontinuance shall be made pursuant to a resolution of the Board and shall be effective as of the date specified in such resolution. Without a consent of the Participant, no amendment or discontinuance of the Plan shall adversely affect the balance of a Participant's Deferred Compensation Account, Deferred Stock Account or Retirement Plan Transfer Account at the time of amendment or discontinuance. In the event of a discontinuance of the Plan, the Company (or any transferee, or successor entity of the Company) shall be obligated to pay amounts represented by Vested Deferred Stock Account balances and Vested Total Deferred Cash Account balances to Participants and Beneficiaries at such time or times and in such forms as provided under the terms of the Plan.


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
                                   ARTICLE TEN

                               GENERAL PROVISIONS

10.1  GENERAL CONTRACTUAL OBLIGATION

It is the intent of this Plan, and each Participant understands, that no trust has been created for his or her benefit in connection with this Plan and that eligibility and participation in this Plan does not grant any Participant any interest in any asset of the Company or any affiliated company. The Company's obligation to pay to the Participant the amounts credited hereunder is a general contract obligation and shall be satisfied solely from the general assets of the Company. Nothing contained in the Plan shall constitute a guaranty by the Company, any affiliated company, or any other entity or person that the assets of the Company will be sufficient to pay amounts determined in accordance with the Plan. The obligation of the Company under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay amounts in the future. Notwithstanding a Participant's entitlement to Vested amounts under the terms of the Plan, the status of the Participant is that of an unsecured general creditor to the extent of his entire interest under the Plan as herein described.

10.2  SPENDTHRIFT PROVISIONS

The interest of a Participant or his Beneficiary under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, either voluntarily or involuntarily, prior to actual receipt thereof by the payee; any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such interest herein prior to such receipt shall be void. Amounts credited hereunder shall not be subject to garnishment, attachment or other legal or equitable process nor shall they be an asset in bankruptcy; provided, however, that no amount shall be payable from this Plan to a Participant, or any person claiming by or through a Participant, unless and until any and all amounts representing debts or other obligations owed to the Company or any affiliated company by the Participant have been fully paid and satisfied. The Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person who has a Deferred Stock Account or a Total Deferred Cash Account maintained on his behalf under the Plan.

10.3  INCAPACITY OF RECIPIENT

In the event a Participant or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any Vested Deferred Stock Account and any Vested Total Deferred Cash Account under the Plan to which such Participant, or Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided hereinabove, when the Administrator, in its sole discretion, determines that a Participant or Beneficiary is unable to manage his financial affairs, the Administrator may direct the Company to make distribution(s) from the Vested Deferred Stock Account and any Vested Total Deferred Cash Account maintained on behalf of such Participant or Beneficiary to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of such Participant or

Beneficiary who demonstrates to the satisfaction of the Administrator the propriety of making such distribution(s). Any payment so made shall be in complete discharge of any liability under the Plan for such payment. The Administrator shall not be required to see to the application of any such distribution made as provided above.

10.4  UNCLAIMED BENEFIT

In the event that any amount determined to be payable to a Participant or Beneficiary hereunder remains unclaimed by such Participant or Beneficiary for a period of four years after the whereabouts or existence of such person was last known to the Administrator, the Administrator may direct that all rights of such person to such amounts be terminated absolutely, provided that if such Participant or Beneficiary subsequently appears and files a claim for payment in accordance with Article Ten, the liability under the Plan for such amounts shall be reinstated.

10.5  ELECTIONS, APPLICATIONS, NOTICES

Every designation, election, revocation or notice authorized or required hereunder which is to be delivered to the Company or the Administrator shall be deemed delivered to the Company or the Administrator as the case may be: (a) on the date it is personally delivered to the Administrator at the Company's executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530 or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Administrator at the offices indicated above. Every such item which is to be delivered to a person or entity designated by the Administrator to perform recordkeeping and other administrative services on behalf of the Plan shall be deemed delivered to such person or entity when it is actually received (either physically or through interactive electronic communication) by such person or entity. Every designation, election, revocation or notice authorized or required hereunder which is to be delivered to a Participant or Beneficiary shall be deemed delivered to a Participant or
Beneficiary: (a) on the date it is personally delivered to such individual (either physically or through interactive electronic communication), or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on the Company's records. Any notice required hereunder may be waived by the person entitled thereto.

10.6  COUNTERPARTS

This Plan may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.

10.7  SEVERABILITY

In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan. This Plan shall be construed and enforced as if such illegal or invalid provision had never been contained herein.

10.8  GOVERNING LAW

The Plan is established under and will be construed according to the laws of the Commonwealth of Pennsylvania.

10.9  HEADINGS

The headings of Sections of this Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Plan.

10.10  CONSTRUCTION

The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine gender. The singular shall also include the plural, where appropriate.

                                 ARTICLE ELEVEN

                                 ADMINISTRATION

11.1  GENERAL ADMINISTRATION

The Administrator shall be charged with the administration of the Plan. The Administrator shall have all such powers as may be necessary to discharge its duties relative to the administration of the Plan, including by way of illustration and not limitation, discretionary authority to interpret and construe the Plan, to determine and decide all questions of fact, and all disputes arising under the Plan including, but not limited to, the validity of any election or designation as may be necessary or appropriate hereunder and the right of any Participant or Beneficiary to receive payment of all or any portion of amounts represented by a Deferred Stock Account and/or a Total Deferred Cash Account maintained hereunder. The Administrator shall have all power necessary to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it, in its sole discretion, may from time to time deem advisable. The Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct. The Administrator shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. Any individual serving as Administrator shall not participate in any action or determination regarding solely his own benefits payable hereunder. Except as provided in Section 11.3, decisions of the Administrator made in good faith shall be final, conclusive and binding upon all parties.

11.2  CLAIMS PROCEDURE

Payment to a Participant or Beneficiary of any amount determined under the Plan shall be made by the Company only after the Participant or Beneficiary has delivered a properly completed and executed claim to the Administrator on such form(s) and in such manner as provided by the Administrator. Whenever the Administrator denies, in whole or in part, a claim for benefits filed by any person (hereinafter referred to as a "Claimant"), the Administrator shall transmit a written notice setting forth (i) the specific reasons for the denial of the claim, (ii) references to the specific provisions of the Plan on which the denial is based, (iii) a description of any additional needed material or information and why such material or information is necessary, and (iv) further steps which the Claimant can take in order to have his claim reviewed (including a statement that the Claimant or his duly authorized representative may review the Plan document and submit issues and comments regarding the claim to the Administrator). In addition, the written notice shall contain the date on which the notice was sent and a statement advising the Claimant that, within ninety
(90) days of the date on which such notice is received, he may request a review of the Administrator's decision.

11.3  CLAIMS REVIEW

Within ninety (90) days of the date on which the notice of denial of claim is received by the Claimant, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

     a) The date on which the notice of denial of claim was received by the Claimant;

     b) The date on which the Claimant's request was filed with the Administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this clause (b);

     c) The specific portions of the denial of his claim which the Claimant requests the Administrator to review;

     d) A statement by the Claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made;

     e)  Whether the Claimant desires a hearing on the claim; and

     f) Any written material (included as exhibits) which the Claimant desires the Administrator to examine in its consideration of his position as stated pursuant to clause (d).

If the Claimant has requested a hearing on the claim, such hearing shall be held within thirty (30) days after the date determined pursuant to clause (b) hereof. Within sixty (60) days of the date determined pursuant to clause (b) hereof (or, if special circumstances or the request for a hearing require an extension of time, within ninety (90) days of such date), the Administrator shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall deliver its decision to the Claimant in writing. Such written decision shall set forth the specific reasons for the decision, including references to the specific provisions of this Plan which were relied upon. The decision will be final and binding on all persons concerned.

Executed at Erie, Pennsylvania this 1st day of October, 2002, effective as of April 30, 2002.

                                             ERIE INDEMNITY COMPANY



                                             By: /s/ Jeffrey A. Ludrof
                                                ----------------------------
                                                Jeffrey A. Ludrof

                                             Title: President & Chief
                                                    Executive Officer

ATTEST:

/s/ Jan R. Van Gorder
------------------------------------
Jan R. Van Gorder
Secretary

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